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                                                                  Exhibit 15(d)

                            ESC STRATEGIC FUNDS, INC.

                          Distribution Plan Supplement

                            ESC Strategic Value Fund

                                 Class A Shares

                                January 14, 1997

         WHEREAS, ESC Strategic Funds, Inc. (The "Company") is an open-end investment company organized as a Maryland Corporation and consists of one or more separate investment portfolios, as may be established and designated by the Directors from time to time;

         WHEREAS, a separate series of shares of common stock of the Company is offered to investors with respect to each investment portfolio; and

         WHEREAS, each investment portfolio offers one or more classes of shares;

         WHEREAS, the Company has adopted a Mater Distribution Plan ("Plan") which provides that it shall pertain to such investment portfolios and classes of shares as shall be designated from time to time by the Directors of the Company in any Supplement to the Plan; and

         WHEREAS, ESC Strategic Value Fund (the "Fund") is a separate investment portfolio of the Company and offers two classes of shares ("Classes"), including the Class A shares covered by this Supplement:

         NOW, THEREFORE, the Directors of the Company hereby take the following actions, subject to the conditions set forth:

         1. As provided in paragraph 1 of the Plan, the Company hereby adopts the Plan on behalf of the Fund and its Class A shares, the terms and conditions of such Plan being hereby incorporated herein by reference;

         2. The terms "Fund" or "Funds" and "Class" or "Classes" as used in the Plan shall refer to the Fund and its Classes, respectively; and

         3. As provided in paragraph 2 of the Plan, reimbursements by the Fund shall be subject to the following annual limits: 0.25% of the average daily net assets attributable to Class A shares, provided that up to 0.25% of such average daily net assets may be designated out of such reimbursements as a "service fee," as defined in rules and policy statements of the National Association of Securities Dealers.


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                                                                Exhibit 15(d)

                          Distribution Plan Supplement

                            ESC Strategic Value Fund

                                 Class D Shares

                                January 14, 1997

         WHEREAS, ESC Strategic Funds, Inc. (The "Company") is an open-end investment company organized as a Maryland Corporation and consists of one or more separate investment portfolios, as may be established and designated by the Directors from time to time;

         WHEREAS, a separate series of shares of common stock of the Company is offered to investors with respect to each investment portfolio; and

         WHEREAS, each investment portfolio offers one or more classes of shares;

         WHEREAS, the Company has adopted a Mater Distribution Plan ("Plan") which provides that it shall pertain to such investment portfolios and classes of shares as shall be designated from time to time by the Directors of the Company in any Supplement to the Plan; and

         WHEREAS, ESC Strategic Value Fund (the "Fund") is a separate investment portfolio of the Company and offers two classes of shares ("Classes"), including the Class D shares covered by this Supplement:

         NOW, THEREFORE, the Directors of the Company hereby take the following actions, subject to the conditions set forth:

         1. As provided in paragraph 1 of the Plan, the Company hereby adopts the Plan on behalf of the Fund and its Class D shares, the terms and conditions of such Plan being hereby incorporated herein by reference;

         2. The terms "Fund" or "Funds" and "Class" or "Classes" as used in the Plan shall refer to the Fund and its Classes, respectively; and

         3. As provided in paragraph 2 of the Plan, reimbursements by the Fund shall be subject to the following annual limits: 0.75% of the average daily net assets attributable to Class D shares, provided that up to 0.25% of such average daily net assets may be designated out of such reimbursements as a "service fee," as defined in rules and policy statements of the National Association of Securities Dealers. as defined in rules and policy statements of the National Association of Securities Dealers.